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                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549


                                       Form 8-A


                  For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934


                             ENDOCARDIAL SOLUTIONS, INC.
                (Exact name of registrant as specified in its charter)

              DELAWARE                                41-1724963
      (State of incorporation                      (I.R.S. Employer
          or organization)                        Identification No.)


1350 ENERGY LANE, SUITE 110
ST. PAUL, MINNESOTA                                     55108
(Address of principal executive offices)              (Zip Code)


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /


Securities to be registered pursuant to Section 12(b) of the Act:

Common Stock, $.01 par value           Nasdaq National Market
(Title of class)                       (Name of each exchange on which each
                                       class is to be registered)


Securities to be registered pursuant to Section 12(g) of the Act:

                                    Not Applicable


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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

    On January 29, 1997, Endocardial Solutions, Inc. (the "Company") filed a Registration Statement registering 3,450,000 shares of its Common Stock, $.01 par value, on Form S-1 (File No. 333-20677) (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. This summary description of the Company's Common Stock is qualified in its entirety by reference to the Registration Statement, which is hereby incorporated herein by reference.


ITEM 2.  EXHIBITS

3.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit No. 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-20677)).

3.2 Bylaws, as amended (incorporated by reference to Exhibit No. 3.3 to the Company's Registration Statement on Form S-1 (Registration No. 333-20677)).

4.1 Specimen Form of the Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-20677)).


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SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       ENDOCARDIAL SOLUTIONS, INC.

Date:  March 12, 1997

                                       By      /s/ James W. Bullock
                                            -----------------------
                                          James W. Bullock
                                          President and Chief Executive Officer


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                                    EXHIBIT INDEX
                                    -------------


EXHIBIT  DESCRIPTION OF EXHIBIT
-------  ----------------------

3.1 Articles of Incorporation, as amended (incorporated by reference to Exhibit No. 3.2 to the Company's Registration Statement on Form S-1 (Registration No. 333-20677)).

3.2 Bylaws, as amended (incorporated by reference to Exhibit No. 3.3 to the Company's Registration Statement on Form S-1 (Registration No. 333-20677)).

4.1 Specimen Form of the Common Stock Certificate (incorporated by reference to Exhibit No. 4.1 to the Company's Registration Statement on Form S-1 (Registration No. 333-20677)).


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